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                                                                EXHIBIT 10(b)(1)

                AMERICAN HERITAGE LIFE INVESTMENT CORPORATION

                  AMENDED AND RESTATED ANNUAL INCENTIVE PLAN


I.       PURPOSE OF THE PLAN

The purpose of the Annual Incentive Plan (the "Plan") of American Heritage Life Investment Corporation (the "Company") is to provide officers of the Company and its subsidiaries with financial incentives to exert their maximum efforts on behalf of the Company and its subsidiaries. By rewarding officers with additional cash compensation when significant financial goals have been achieved, the Company believes that the Plan will promote increased personal interest in the welfare of the Company by those primarily responsible for its continued growth and profitability.


II.      EFFECTIVE DATE

The Plan became effective on the first day of the 1992 fiscal year and is amended and restated as of February 6, 1996. The Plan will continue in effect until and unless terminated by the Board of Directors or its Executive Committee (the "Board") or the Company's Compensation Committee.


III.     DEFINITIONS

         1. "Base Compensation" is the fixed portion of officers' compensation. It specifically excludes any amounts paid pursuant to the Annual or the Long-Term Incentive Plans.

         2. "Committee" means the Compensation Committee of the Board of Directors of the Company as such Committee may be constituted from time to time. The Committee shall consist of at least two (2) members of the Board selected by the Board, all of whom shall be outside directors within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code of 1986 (the "Code"), and the selection of persons for participation in the Plan, decisions concerning the timing, pricing and amount of any grant pursuant to the Plan to such a person, and (to the extent required in order to qualify for the performance-based remuneration exception under Section 162(m) of the Code) all other decisions under the Plan shall be made by a vote of at least a majority of such members.

         3.      "Plan Year" means the fiscal year of the Company.




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         4.      "Participant" means any employee designated by the
                 Compensation Committee to participate in the Plan.

         5. "Retirement" shall be defined as the first day of the month following the month in which the Participant attains his or her 65th birthday.

         6. "Disability" shall be defined as when a Participant becomes totally disabled before attaining his or her 65th birthday and if such total disability continues for more than three months. It does not include disability that is either intentionally self-inflicted or caused by illegal or criminal acts of the Participant.

         7. "Threshold Performance" means the minimum performance level at which awards are funded.


IV.      ELIGIBILITY AND PARTICIPATION

In general, corporate officers will participate in one or more Plan elements. The Committee, at its discretion may exclude one or more officers from participation in the Plan.

An employee shall become eligible to participate on the first day of the fiscal year immediately subsequent to the employee's appointment as an officer or is selected by the Committee as the case may be.


V.       ADMINISTRATION; POWERS AND DUTIES OF THE COMMITTEE

         1. ADMINISTRATION. The Committee shall be responsible for the administration of the Plan. The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. The Committee may delegate ministerial tasks to such persons (including Employees) as it deems appropriate. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination

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                 reduced to writing and signed by all of the members of
                 the Company Committee shall be fully effective as if it has been made by a majority voice at a meeting duly called and held. The transactions contemplated by the Plan are intended to qualify for the performance-based remuneration exception under Section 162(m) of the Code. The Committee may from time to time make amendments to the Plan as it, in its sole discretion, determines are necessary in order to preserve such exception under such section or other similar section which might be in effect.

         2. AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN. The Committee may at any time terminate, and from time to time may amend or modify the Plan, except that no amendment shall increase the amount of an award payable to a Participant or class of Participants and except that no such termination shall be effective with respect to the Plan Year in which it occurs.


VI.      DETERMINATION OF PERFORMANCE MEASURES AND GOALS

Before the beginning of each Plan Year, the President & CEO shall propose the criteria and performance goals upon which Company and individual performance will be based. In the initial Plan Year, the corporate criterion as set forth in table in Section VII below is growth in operating income. The criteria for Business Units as set forth in table in Section VII below are percent growth in premium and equivalent revenues and Business Unit Operating Income.

The Committee must approve the Company and individual criteria and performance goals.

Under normal business conditions, the criteria and performance levels established prior to the Plan Year will not be altered or revised once they have been approved. However, unusual conditions may warrant a reexamination of such criteria and performance levels. Unusual conditions include, but are not limited to, extraordinary gains and losses, acquisitions or dispositions of significant operating units and other nonrecurring events. Revision of Company performance goals are subject to approval of the Committee. Revision of business unit criteria or performance goals are subject to approval by the Committee.


VII.     AWARD OPPORTUNITIES

Target opportunities represent levels paid if the predetermined performance levels are exactly achieved. Actual awards can range from 0% to 150% of the target


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awards, and will be based on how performance during the Plan Year compares to the predetermined performance levels.

Except for the President/CEO, performance will be measured on at least two organization levels:

           -     Company

           -     Business Unit (Ordinary, Credit or Group)

           -     Individual Performance


                                                                       DISTRIBUTION OF TOTAL OPPORTUNITY
CORPORATE                                               CORPORATE                BUSINESS UNIT              INDIVIDUAL
- ------------------------------                         -----------              ---------------            ------------
Chairman of the Board - President                          100%                      -                         -
- -----------------------------------------------------------------------------------------------------------------------
Executive Vice President and
Corporate SVPs                                             70%                       -                         30%
- -----------------------------------------------------------------------------------------------------------------------
Most Business Unit SVPs                                    20%                       60%                       20%
- -----------------------------------------------------------------------------------------------------------------------
Corporate VPs                                              60%                       -                         40%
- -----------------------------------------------------------------------------------------------------------------------
Business Unit VPs                                          15%                       60%                       25%
- -----------------------------------------------------------------------------------------------------------------------
Corporate AVPs                                             50%                       -                         50%
- -----------------------------------------------------------------------------------------------------------------------
Business Unit AVPs                                         10%                       60%                       30%
- -----------------------------------------------------------------------------------------------------------------------

The performance of each level will be evaluated independently.

Note that award opportunities will be available in any given year only to the extent that:

         -       there are sufficient statutory earnings to pay dividends, and
         -       GAAP operating earnings exceed threshold levels.

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VIII.    PAYMENT OF AWARDS

Except as provided in the following paragraph, all awards made under the Plan shall be paid to Participants within 30 days after the date on which consolidated financial statements of the Company for the Plan Year have been prepared and the independent certified public accountants for the Company have completed their exam.


IX.      CHANGES IN EMPLOYEE STATUS

When a Participant's employment is terminated; voluntarily or involuntarily, prior to the last day of the Plan Year, for reasons other than death, retirement or disability, the Participant forfeits all rights to awards under the Plan. Participants terminating after the end of the Plan Year but prior to payment of awards are entitled to all awards earned.

Termination during the Plan Year for reasons of death, retirement or disability will result in a prorata payment based on the number of full months of employment during the Plan Year divided by twelve.


X.       RIGHTS OF EMPLOYERS

Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time nor confer upon any Participant any right to continue in the employ of the Company.





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